Exhibit 10.2

Teton Energy Corporation

2005 Long Term Incentive Plan

Administration – 2006 Awards

1.               PURPOSE

The purpose of the Teton Energy Corporation (the “Company”) 2005 Long Term Incentive Plan (the “Plan”), as set forth in the Plan, as amended from time to time, is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors, and certain consultants and advisors through a long term incentive plan providing stock and performance-based awards linked to shareholder value. The expectation is that the Company will be able to provide incentives and rewards to Board Members, Executive Management, Key Employees, and key consultants or operating partners, who are expected to contribute to the financial results, revenue and profits, growth, and increase in value of the Company, and to enhance the Company’s ability to attract and retain persons who will make such contributions. By meeting these objectives, the Plan is intended to benefit the interests of the Company’s shareholders.

This Plan Administration document is intended to implement the rules consistent with the Plan with respect to the issuances of Performance Share Units, as defined below.

2.               DEFINITIONS

Unless the context clearly indicates to the contrary or otherwise is in conflict with applicable provisions of the Plan, the following words and terms have the meanings set forth below:

(a)                                  Asset Sale. A sale or other disposition of all or substantially all of the assets of the Company or a Primary Operating Subsidiary.

(b)                                 Award. A grant to a Participant of a specified number of Performance Share Units.

(c)                                  Award Date. The first day of the month in which the Award is made.

(d)                                 Board. The Board of Directors of the Company.

(e)                                  Board Member. A member of the Board who is not then also an employee of the Company.

(f)                                    Change of Control. See Plan.

(g)                                 Closing. The consummation of a Substantive Transaction.

(h)                                 Committee. The Compensation Committee of the Board.

(i)                                     Common Stock. The common capital stock of the Company.

(j)                                     Company. Teton Energy Corporation, a corporation incorporated under the laws of the state of Delaware.

(k)                                  Disability. See Plan.

(l)                                     Effective Date. The later of date on which the Plan is approved by the Shareholders or July 1, 2005.

(m)                               Executive Management. The Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and, if applicable, Chief Operating Officer

(“COO”), and any other officer or executive of the Company that the Committee designates as Executive Management.

(n)                                 GAAP. Generally accepted accounting principles in effect in the United States.

(o)                                 Key Employee. An employee of the Company, other than Executive Management, who is considered to hold responsibilities critical to the success of the Company, as determined by the CEO and approved by the Committee.

(p)                                 Market Value. The “Market Value” of a Substantive Transaction will be the total consideration paid or payable directly or indirectly to the Company and/or its Shareholders (including holders of options or other stock rights) in connection with or in anticipation of the Substantive Transaction, regardless of how allocated or the form of consideration. The total consideration will include the value of any retained or acquired interest in the Company or its successor or the right to acquire such an interest. In the event that all or a portion of the total consideration includes capital stock, securities, or other property (other than installment notes), total consideration will include the fair market value of those non-cash items, as determined by the Board in good faith and on a reasonable basis.

(q)                                 Market Value Payout. The payment that a Participant is entitled to receive pursuant to Section 7(b).

(r)                                    Milestone Attainment Payout. A payment that a Participant is entitled to receive pursuant to Section 7(a).

(s)                                  Net Proceeds. With respect to a Substantive Transaction, the Market Value (i) reduced by the out-of-pocket expenses payable by the Company or any of its Subsidiaries, including, without limitation, investment banking fees and expenses, brokerage commissions, finder’s fees, and legal and accounting fees and expenses, that are directly attributable to the Substantive Transaction; (ii) reduced by the Performance Period Index; and (iii) increased by any dividend paid during that period on Common Stock and preferred stock and by any redemption or other distribution with respect to Common stock or preferred stock.

(t)                                    Participant. Each member of the Board of Directors who is granted an Award under the terms of the Plan; each member of Executive Management who is as selected by the Committee to receive an Award under the Plan; and any Key Employee; and any consultant or operating partners who or which is selected by the Committee to receive an Award under the Plan.

(u)                                 Pendency. With respect to a Substantive Transaction, the period between the execution of a definitive agreement regarding the Substantive Transaction and its Closing.

(v)                                 Performance Measurement. A Performance Measurement shall be that factor or those factors which the Committee reasonably believes will best contribute to a favorable assessment of the Company’s valuation in the market and achievement of which will provide shareholders with the highest return upon a Substantive Transaction. The Committee shall set the Performance Measurement annually upon the granting of each Award and shall reassess the Performance Measurement prior to each Award Date.

(w)                               Performance Period Index. With respect to the Unit Value of a Performance Share Unit, initially, December 31, 2004, and thereafter the last day of the fiscal year preceding the fiscal year in which the Award Date for that Performance Share Unit occurs.

(x)                                   Performance Share Unit. A unit awarded to a Participant by the Committee pursuant to the Plan, which serves as the basis to calculate any Milestone Attainment Payout or Market Value Payout due to the Participant under the terms of the Plan.

(y)                                 Performance Share Unit Award Agreement. An agreement between the Company and a Participant that defines, among other things, performance measurements and objectives necessary to vest Performance Share Units.

(z)                                   Primary Operating Subsidiary. Any Subsidiary through which the Company conducts a substantial portion of its business activities.

(aa)                            Probable Reserves. Areas which are unproven but presumed capable of production because of geological inference, for instance, proximity to proven reserves in the same reservoir.

(bb)                          Proved Not Developed (Behind-Pipe) Reserves. Estimates of the amount of crude oil or natural gas recoverable by recompleting existing wells (“PDNP”).

(cc)                            Proved Developed Reserves. Estimates of what is recoverable from existing wells with existing facilities from open, producing payzones (“PDP”).

(dd)                          Proved Reserves. Estimates of the amount of oil or natural gas believed to be recoverable from known reservoirs under existing economic and operating conditions.

(ee)                            Proved Undeveloped Reserves. Estimates of what is recoverable through new wells on undrilled acreage, deepening existing wells, or secondary recovery methods (“PUD”).

(ff)                                Reserves. That portion of the identified resource from which a usable mineral and energy commodity can be economically and legally extracted at the time of determination, and specifically includes all categories of reserves unless otherwise specifically excluded.

(gg)                          Retirement. The termination of a Participant’s employment with the Company or a Participant’s Board membership, other than for Cause, on or after the date as of which the Participant has reached age fifty-five (55). For purposes of determining a Participant’s years of service, breaks in service of less than one (1) full year will be disregarded.

(hh)                          Shareholders. The persons or entities that own, beneficially or of record, shares of Common Stock in the Company.

(ii)                                  Special Adjustment Item. Any item of income or expense that, in accordance with GAAP, constitutes an extraordinary item.

(jj)                                  Subsidiary. A business entity that is controlled by, or under common control with the Company, determined in accordance with Regulation S-X, 17 CFR §210.1-02(n).

(kk)                            Substantive Transaction. A sale, merger, or other event or transaction that constitutes or results in a Change of Control.

(ll)                                  Term. The five-year period beginning July 1, 2005 and ending June 30, 2010.

(mm)                      Termination. With respect to a Participant, (i) a termination of the Participant’s employment with the Company or the Participant’s Board membership other than a Termination or for Cause, or (ii) in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment with the Company that qualifies the Participant for severance benefits under any applicable employment agreement.

(nn)                          Termination for Cause. With respect to a Participant who has a written employment agreement with the Company, a termination of that Participant’s employment with the Company for a reason that constitutes cause under the terms of that employment agreement. With respect to a Participant who does not have a written employment agreement with the Company, “Termination for Cause” means  the termination of the Participant’s employment with the Company or the Participant’s Board membership due to, in addition to the elements defined in Section 2(e) of the Plan, (i) the Participant’s willful and continued failure to substantially perform his or her duties to the Company (other than any such failure resulting from the Participant’s Disability) after a written demand for substantial performance is delivered to the Participant by the Board or, in the case of an employee, the CEO, which demand specifically identifies the manner in which the Board or the CEO, as applicable, believes that the Participant has not substantially performed his or her duties; or (ii) the Participant’s breach of any confidentiality agreement with the Company or any of its Subsidiaries or any other unauthorized disclosure by the Participant of confidential, proprietary information of the Company or any of its Subsidiaries or affiliates; or (iii) the conviction of the Participant for the commission of a felony including the entry of a guilty or no contest plea (and all rights to appeal the conviction have expired or have been fully exercised), or any willful or grossly negligent action or inaction by the Participant that has a materially adverse effect on the Company or any of its Subsidiaries, or if the Participant pleads guilty or no contest to any charges of having committed any felony that involves embezzlement, theft, bribery, a violation of the federal securities laws or other federal laws or any other business related crime that is alleged to have been committed against the Company, or the shareholders, as a group, or in connection with the Participant’s performance of services to the Company.

(oo)                          Unit Value. The “Unit Value” of a Performance Share Unit on a Valuation Date will be one share of common stock.

(pp)                          Valuation Date. The last day of each fiscal year of the Company.

3.               PARTICIPANTS

Executive Management, Key Employee Participants, consultants, and operating partners will be selected by the Committee, as of the date specified in the document evidencing their selection. The CEO of the Company will keep an updated list of all Participants, which will be attached to the Plan as Schedule “A.”  All Board Members will be Participants as of January 1, 2006 or, if later, the date they are first elected to the Board.

4.               PERFORMANCE SHARE UNITS AVAILABLE

The total number of Performance Share Units that may be awarded under the Plan in respect of the 2006 Award is two million, five hundred thousand units (2,500,000), of which 750,000 will be allocated to the Board Members, and 1,342,250 will be allocable to Executive Management and Key Employees, 275,000 will be allocated to consultants or operating partners, and 132,750 will be held in reserve to provide for adjustment or special circumstances in the opinion of the Committee, with input from the CEO; provided, however, that the CEO may not provide input with respect to his own compensation. In the event that the 132,750 Performance Share Units are not used in respect of special circumstances, they may be divided pro rata among the remaining Participants. Allocated Performance Share Units are in respect of both base objectives and stretch objectives. The Committee will have no obligation to award all of the Performance Share Units allocable to Executive Management and Key Employees, consultants, or operating partners.

In the event that a Participant leaves the qualifying affiliation with the Company, then, notwithstanding Section 10, the Performance Share Units awarded to that Participant may be awarded to other Participants. In the case of a Board Member’s Termination for Cause, the Performance Share Units of that Board Member will be awarded to the person filling that Board Member’s vacancy on the Board. In the case of a Termination for Cause of an Executive Management, Key Employee Participant, a terminated consultant, or terminated operating partner, the Performance Share Units of that Participant may be awarded by the Committee to other existing Participants or new Participants.

The Committee shall also be empowered to issue from the Performance Share Units held for special situations to any individual (or group of individuals), including directors, employees, or consultants for exceptional performance or significant contribution that causes or otherwise effects a significant, demonstrable, and verifiable increase in the Company’s equity value.

5.               GRANTS OF AWARDS

As soon as practicable after the Effective Date and after each Valuation Date, the Committee, in its sole discretion and in accordance with applicable provisions of the Plan, will determine and grant Awards, if any, to Participants under the Plan as of that Valuation Date in such number of Performance Share Units as they may determine. Promptly after granting an Award to a Participant, the Committee will notify the Participant of the number of Performance Share Units included in the Award and the date as of which the Award is effective.

6.               ACCOUNTS AND CREDITED AMOUNTS

(a)                                  Accounts. Each Participant will have a bookkeeping account under the Plan, which will be used as a record of the amounts credited to the Participant under the Plan. The amount to be credited to the account of each Participant as of each Valuation Date (the “Credited Amount”) will be the aggregate of the Unit Value, as of that Valuation Date, of all of the Performance Share Units awarded to the Participant prior to that Valuation Date.

(b)                                 Determination of Credited Amount. The Credited Amount in each account as of each Valuation Date will be verified by the Company’s CFO. Each such verification will be conclusive and binding on the Company and each Participant.

(c)                                  Reports. Each Participant, while a Participant, will be furnished with a written statement within one hundred and twenty (120) days after the end of each fiscal year of the Company ending within the Term. The statement will show the number of Performance Share Units awarded to the Participant, the Unit Value of each such Performance Share Unit (with a calculation, in reasonable detail, of the Unit Value), and the Credited Amount in the Participant’s account, all as of the Valuation Date coincident with the end of the fiscal year for which the statement is made.

7.               PAYMENTS

(a)                                  Milestone Attainment Payout.

1)                                      Provided the milestones established in Performance Unit Award Agreement have been met, if the Closing of a Substantive Transaction has not occurred on or before December 31, 2006, each Participant will be paid his or her Credited Amount as of December 31, 2006, as soon as practicable after the audited financial statements of the Company as of that date and for the year then ended are available, but in no event later than March 15, 2007. If the Closing of a Substantive Transaction does occur on or before December 31, 2006, the first scheduled Milestone Attainment Payout will not be made.

2)                                      Provided the milestones established in Performance Unit Award Agreement have been met, if the Closing of a Substantive Transaction has not occurred on or before December 31, 2007, each Participant will be paid his or her Credited Amount as of December 31, 2007, reduced by any amount of previous Milestone Attainment Payment received by the Participant, as soon as practicable after the audited financial statements of the Company as of that date and for the year then ended are available, but in no event later than March 15, 2008. If the Closing of a Substantive Transaction does occur on or before December 31, 2007, the second scheduled Milestone Attainment Payout will not be made.

3)                                      Provided the milestones established in Performance Unit Award Agreement have been met, if the Closing of a Substantive Transaction has not occurred on or before December 31, 2008, each Participant will be paid his or her Credited Amount as of December 31, 2008, reduced by any amount of previous Milestone Attainment Payments received by the Participant, as soon as practicable after the audited financial statements of the Company as of that date and for the year then ended are available, but in no event later than March 15, 2009. If the Closing of a Substantive Transaction does occur on or before December 31, 2008, the third scheduled Milestone Attainment Payout will not be made.

(b)                                 Market Value Payout.

1)                                      If the Closing of a Substantive Transaction occurs on or prior to December 31, 2006, each Participant will be paid, within twenty-five (25) days after the Closing of the Substantive Transaction, the amount derived by multiplying the number of Performance Share Units credited to that Participant’s account by the price of the stock as valued at the Closing. In the event that the Substantive Transaction results in Shareholders’ receiving stock of the acquiring corporation, then each Participant shall receive stock of the acquiring corporation on the same terms as the Shareholders assuming a distribution of shares based on the number of Performance Share Units credited to that Participant’s account immediately prior to such Substantive Transaction.

2)                                      If a Substantive Transaction has not occurred on or before December 31, 2006, but the Closing of a Substantive Transaction occurs on or before December 31, 2007, each Participant will be paid, within twenty-five (25) days after the Closing of the Substantive Transaction, the amount derived by multiplying the number of units credited to that Participant’s account by the price of the stock as valued at the Closing. In the event that the Substantive Transaction results in Shareholders’ receiving stock of the acquiring corporation, then each Participant shall receive stock of the acquiring corporation on the same terms as the Shareholders assuming a distribution of shares based on the number of Performance Share Units credited to that Participant’s account immediately prior to such Substantive Transaction.

3)                                      If a Substantive Transaction has not occurred on or before December 31, 2007, but the Closing of a Substantive Transaction occurs on or before December 31, 2008, each Participant will be paid, within twenty-five (25) days after the Closing of the Substantive Transaction, the amount derived by multiplying the number of units credited to that Participant’s account by the price of the stock as valued at the Closing. In the event that the Substantive Transaction results in Shareholders’ receiving stock of the acquiring corporation, then each Participant shall receive stock of the acquiring corporation on the same terms as the Shareholders assuming a distribution of shares based on the number of Performance Share Units credited to that Participant’s account immediately prior to such Substantive Transaction.

8.               VESTING

(a)                                  General Rule.

Vesting of grants shall be in accordance with the parameters established by the Plan. Notwithstanding any implication to the contrary, except as provided in Sections 8(b) and (c) below, no Participant will have the right to receive (i) a Milestone Attainment Payout unless he or she is an employee of the Company, a Board Member, or a consultant (or operating partner) actively providing services to the Company as of the last day of the period with respect to which the Equity Payout is made, or (ii) a Market Value Payout unless he or she is an employee of the Company, a Board Member, or a consultant actively providing services to the Company on the date of the Closing of the Substantive Transaction that gives rise to the Market Value Payout. Except as provided in Section 9, each Participant who is employed by the Company, or is a Board Member, or who is a consultant (or operating partner) and providing routine services to the Company as of the applicable date specified above with respect to a Milestone Attainment Payout or a Market Value Payout will be entitled to the payout even though he or she may cease to be an employee or Board Member prior to the date on which the payout is actually made.

(b)                                 Special Exception. In the event that, prior to the last day of the period with respect to which a Milestone Attainment Payout is made, a Participant terminates employment with or service to the Company or Board Membership due to a Termination or his or her death, Disability, or Retirement, the Participant (or his or her beneficiary, in the case of death) will be entitled to receive a partial Milestone Attainment Payout for that period. The amount of the partial Milestone Attainment Payout will be based upon the combination of (i) the Participant’s Credited Amount as of the termination of his or her employment or Board membership, and (ii) (A) the additional Credited Amount that would have been credited to the Participant for that fiscal year had he or she not terminated until after the end of the applicable performance period, multiplied by (B) a fraction, the numerator of which is the number of full months in the applicable performance period during which the Participant was an employee of the Company or a Board Member and the denominator of which is equal to the total number of months in the applicable period. The partial Milestone Attainment Payout shall be made at the time regular Milestone Attainment Payouts for the applicable performance period are made to other Participants pursuant to Section 6. In the event that, during the Pendency of a Substantive Transaction for which a Closing subsequently occurs, a Participant terminates employment with the Company or Board Membership due to a Termination or his or her death, Disability, or Retirement, then in lieu of the partial Milestone Attainment Payout described above, the Participant (or his or her beneficiary in the case of death) will be entitled to a Market Value Payout. The amount of the Market Value Payout will be based on the Performance Share Units awarded to the Participant prior to his or her termination and will be equal to the amount of the Market Value Payout the Participant would have received if he or she had not terminated until after the Closing. The Market Value Payout will be made at the time regular Market Value Payouts are made to other Participants pursuant to Section 6.

(c)                                  In the event the Plan terminates, all Participants who are then employees or consultants of the Company or Board Members will become entitled to a partial Milestone Attainment Payout, the amount of which will be based upon the combination of (i) the Participant’s Credited Amount as of the Plan termination date, and (ii) (A) the additional Credited Amount that would have been credited to the Participant for the fiscal year if the Plan had not terminated, (B) multiplied by a fraction, the numerator of which is the number of full months from the beginning of the applicable Milestone Attainment Payout period during which the Plan terminated until the effective date of the Plan termination and the denominator of which is equal to the total number of months in the applicable period. If the Plan is terminated during the Pendency of a Substantive Transaction or in anticipation of a Substantive Transaction that is under serious consideration, then in the event that a Closing occurs with respect to that

Substantive Transaction, in lieu of the partial Milestone Attainment Payout described in the preceding sentence, the Participants who are employees of the Company, Board Members, engaged consultants, or active operating partners on the date that Board action is taken to terminate the Plan will receive the Market Value Payout they would have received under Section 6 had the Plan not terminated. The Market Value Payout will be made within twenty-five (25) days of the Closing of the Substantive Transaction.

9.               TERMINATION OF RIGHTS

Notwithstanding any other implication to the contrary in the Plan, no Participant will be entitled to any Milestone Attainment Payout or Market Value Payout if the Participant’s employment with the Company or membership on the Board has been terminated for Cause (or the consultant has been termination for reasons suggestive of cause had such consultant been an employee, or such operating partner’s contract with the Company has been terminated). In the event a Participant has merely been charged by a governmental authority with committing any such crime, or the Participant has been convicted of the crime but all rights to appeal the conviction have not expired and have not been fully exercised, at the time any Milestone Attainment Payout or Market Value Payout is payable, the Company may pay the amount of the payment into an interest-bearing escrow account, and the amount, plus any interest earned on it will be paid to (A) the Participant upon the earlier to occur (1) of the Participant having been acquitted of the charges,  (2) the charges having been dismissed, or (3) the conviction having been reversed on appeal, and (B) to the Company upon the Participant (1) having been convicted of the charges, and all rights to appeal the conviction having expired or having been fully exercised, or (2) having entered a plea of guilty or “no contest” to the charges.

10.         ADJUSTMENTS

Notwithstanding any implication to the contrary in the Plan, if any calculation of a Milestone Attainment Payout or Unit Value is made as of a Valuation Date other than the last day of any fiscal year of the Company, the calculation shall be subject to recalculation and appropriate adjustment in the event the preparation of the audited financial statements of the Company and its Subsidiaries for the fiscal year reveals that the initially reported Performance Measurements are required under GAAP to be adjusted.

11.         MISCELLANEOUS

(a)                                  Assignments. A Participant’s rights and interest under the Plan in any Performance Share Units or the appreciation of the Unit Value of Performance Share Units may not be assigned or transferred except by will or by the laws of descent or distribution.

(b)                                 No Rights Implied. No employee of the Company, Board Member, or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken under the Plan will be construed as giving an employee of the Company or Board Member any right to be retained in the employment or Board membership of the Company.

(c)                                  Withholding. Payments from the Plan constitute compensation, and the Company will have the right to deduct from all payments any federal, state, or local taxes required by law to be withheld with respect to those payments.

(d)                                 Status of Rights. Performance Share Units will be used solely as a device for the measurement and determination of the amount to be paid to Participants as provided in the Plan. Performance Share Units will not constitute, or be treated as, the property or a trust fund of any kind of any Participant. All amounts at any time attributable to Performance Share Units will be and remain the sole property of the Company, and all Participants’ rights under the Plan are limited to the rights to receive distributions as provided in the Plan. The Plan creates only a contractual obligation to each Participant on the part of the Company. No Participant will have any rights against the Company with respect to the benefits under the Plan except as a general unsecured creditor of the Company. No Participant will be entitled to the payment of any dividend or any interest, except as specifically provided to the contrary in the Plan, with respect to any amount to which the Participant is otherwise entitled under the Plan. The rights with respect to all Performance Share Units that have not been awarded as of the occurrence of a Change of Control, or the expiration of the Term, will revert to the Company.

(e)                                  Effect on Other Benefits. The appreciation in the Unit Value of the Performance Share Units awarded under the Plan to each Participant will not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which the Participant may be entitled under any retirement or other benefit plan maintained by the Company or under any other arrangement for the benefit of the Participant.

(f)                                    Severability. The invalidity or unenforceability of any provision of the Plan will not affect the validity or enforceability of any other provision or any other portion of that provision.

(g)                                 Conflict Resolution. This plan of administration and the rights conferred on Participants hereunder are subject to all terms and conditions of the Plan, as the same may be amended from time to time, as well as any such other rules and regulations (whether herein or in any other document) as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this plan of administration, all of which shall be binding on the participant. Any inconsistency between this plan of administration and the Plan shall be resolved in favor of the Plan.

(h)                                 Governing Law. The Plan will be construed in accordance with, and governed by, the laws of the State of Colorado with respect to contracts made effective and to be performed wholly within that state.

(i)                                     Headings. The headings and captions of the sections and subsections of the Plan are provided for convenience of reference only and will not in any way affect the meaning or interpretation of any provision of the Plan.

12.         BENEFICIARIES

Each Participant will be required to sign a form provided by the Company by which the Participant will designate a beneficiary or beneficiaries to receive the amount that the Participant is entitled to receive under the Plan in the event of the Participant’s death. In the event all designated beneficiaries predecease the Participant, then the Participant’s beneficiaries, in the priority of order listed, will be the following:

(a)                                  The trustee then existing of any inter vivos (living) trust (including any amendment to the trust up to the time of the Participant’s death) established by the Participant for the benefit of the Participant’s surviving spouse and/or issue, provided the Participant’s surviving spouse, if any, is either a signatory to the trust instructions, or acknowledges, in a writing to the Committee, the surviving spouse’s approval of the trust;

(b)                                 The Participant’s surviving spouse, if any;

(c)                                  The Participant’s lawful living issue (including adopted issue) who survive the Participant, with each such issue’s beneficial interest to be determined by right of representation; and

(d)                                 The Participant’s estate.

13.         TERMINATION AND AMENDMENT OF PLAN

No Awards may be made after the grants made for 2010, unless such grant is in respect of a new Participant who was not in the Company’s employ or otherwise affiliated with the Company on the Valuation Date for 2010. The Committee may at any time, and from time to time, amend, alter, or suspend the Plan in whole or in part; provided, however, no such alteration, amendment, or suspension may, without the consent of the Participant to whom any Award has been granted, reduce the Participant’s Credited Amount as of the date of the amendment, or materially adversely affect the Participant’s right to receive a benefit based on that Credited Amount. Subject to the provisions of Section 8(c), the Company, by action of the Board, may terminate the Plan any time. The Plan will terminate automatically upon the Closing of a Substantive Transaction, subject to the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, Teton Energy Corporation, by resolutions duly adopted by its Compensation, has caused the Administration of the Long-Term Incentive Plan, which plan was approved by its shareholders on June 28, 2005, to be executed by its duly authorized officer this 17th day of March, 2006.

TETON ENERGY CORPORATION

By:
Chairman

ATTEST:

Secretary